EXHIBIT
                                                       10(iii)(i)
                                                       Page 1 of 9



                                 INSURANCE AGREEMENT


               This INSURANCE AGREEMENT entered into as of the _______ day of __________, 1988 by and between INGERSOLL-RAND COMPANY, a New Jersey corporation ("I-R"), with executive offices at 200 Chestnut Ridge Road, Woodcliff Lake, New Jersey 07675 and _________________, residing at _______ (the "Executive").

               WHEREAS, the Executive is employed by I-R in a senior executive position; and

               WHEREAS, I-R and the Executive desire to participate jointly in providing certain benefits to be payable upon the death of the Executive and to make provision for the allocation or the benefits provided by a life insurance Policy being purchased in connection therewith; and

               WHEREAS, I-R desires to commit to supplement under certain circumstances the benefits to be provided the Executive by the insurance policy being purchased pursuant hereto;

               NOW, THEREFORE, in consideration of the mutual covenants contained herein, it is hereby agreed as follows:

               1. Policy. I-R and the Executive will take all reasonable steps to cause the issuance by the insurance company named on
          Exhibit 1 hereto (the "Insurance Company") of the policy referred to on Exhibit 1 (the "Policy"). Except as otherwise contemplated hereby, the parties will cooperate to ensure that the Policy remains in full force and effect.

               2. Ownership of Policy. I-R shall be the sole owner of the Policy and it may exercise all the rights of ownership with respect thereto, except as otherwise provided herein.

               3.   Executive's Policy Death Benefit and Supplemental Death
                    Benefit.

               (a) The proceeds of the Policy payable upon the death of the Executive (the "Policy Death Benefit") shall be divided between I-R and the beneficiaries designated by the Executive. In this connection, the Executive shall have the right to designate or change the direct and contingent beneficiaries of the Policy Death Benefit to the extent of a variable amount

                                                       EXHIBIT
                                                       10(iii)(i)
                                                       Page 2 of 9



          determined on the basis set forth on Exhibit 1 hereto (the "Executive's Policy Death Benefit").

               (b) The beneficiaries named by the Executive under Section 3(a) may also be entitled to an amount in excess of the Executive's Policy Death Benefit, which amount shall be payable directly from I-R (and not from the proceeds of the Policy) to said beneficiaries upon the death of the Executive (the "Executive Supplemental Death Benefit"). The Executive Supplemental Death Benefit, if any, shall be a variable amount determined on the basis as set forth in Exhibit 1.

               4. I-R's Policy Death Benefit. I-R shall be the beneficiary of the Policy Death Benefit which is in excess of the Executive's Policy Death Benefit (the "I-R Policy Death
          Benefit"). Neither the Executive nor the Executive's beneficiaries shall have any right to the I-R Policy Death benefit whether or not an Executive Supplemental Death Benefit is payable to the Executive's beneficiaries.

               5. Cash Value; Borrowings. All cash value accruing on the Policy shall be owned by I-R, which shall have exclusive access in its discretion to such cash value through loans from the Insurance Company secured by the Policy. In the event any such loans are outstanding on the date of death of the Executive, the reduction in the Policy Death Benefit caused by the existence of such loans will only reduce the I-R Policy Death Benefit. No reduction in the Executive's Policy Death Benefit will be caused by the existence of Policy loans and the aggregate principal amount of the loans at any time outstanding shall not cause the Policy Death Benefit to be reduced to an amount below the Executive's Policy Death Benefit.

               6. Dividends. Policy dividends shall be used to purchase paid-up additions, unless I-R, in its discretion, elects to exercise another option. Any additional paid-up insurance shall be considered as part of the Policy for purposes of this Agreement.

               7. Additional Insurance. In the event that I-R determines to purchase additional insurance on the life of the Executive for purposes of meeting its obligations hereunder, the Executive agrees to cooperate with I-R in connection with applying for, and obtaining, the issuance of an additional policy or policies.

                                                       EXHIBIT
                                                       10(iii)(i)
                                                       Page 3 of 9



               8.   Premiums.

               (a) The Executive shall contribute to the cost of providing Executive's Policy Death Benefit at the rate of $.50 per month multiplied by a fraction, the numerator of which shall equal his Annual Earnings (as hereinafter defined) and the denominator of which shall be $1,000. Such contribution shall be made to I-R on a monthly or other basis satisfactory to I-R.

               (b) I-R shall be responsible for remitting the premiums (including the Executive's contribution) to the Insurance Company as required by terms of the Policy. In this connection, I-R may elect to utilize the dividends payable under the Policy as a reduction in the premium to be paid to the Insurance Company or may elect any other option available under the Policy to reduce the premiums required to be paid. The Executive's contribution shall not be affected, however, by any such election.

               (c) For all purposes of this Agreement, including Exhibit 1, the term "Annual Earnings" shall refer to the greater of (i) the meaning as such term has in I-R's Group Life Insurance Program as in effect on the date hereof or (ii) the meaning as such term has in I-R's Group Life Insurance Program as in effect on the date the Executive's Annual Earnings are being determined.

               9. Participation in I-R Group Life Insurance Program. The Executive shall continue to participate in the I-R Group Life Insurance Program to the extent, and at the level set forth on
          Exhibit 1 hereto. The Executive shall not alter such participation without the written consent of I-R.

               10. Termination of Agreement. This Agreement shall terminate on the first to occur of any of the following events:

               (a) termination upon the mutual written consent of the parties;

               (b) termination of the employment of the Executive for any reason other than (i) Disability (as hereinafter defined) or (ii) retirement under the provisions of I-R's Pension Plan Number One;

               (c) at the election of the Executive, in the event of the bankruptcy, receivership or dissolution of I-R; or

                                                       EXHIBIT
                                                       10(iii)(i)
                                                       Page 4 of 9



               (d) the election of the aggrieved party if either I-R or the Executive fails for any reason to make the premium payments or perform any other obligation required to be performed by this Agreement.

               11.  Disposition of Policy on Termination of Agreement.

               (a) Upon termination of this Agreement, I-R shall be entitled to continue to own the Policy, subject to Section 11(b) below. As owner, I-R may elect to continue to make the premium payments or may elect to surrender or convert the Policy into a paid-up policy, or exercise any other right to which it is entitled as the sole owner of the Policy.

               (b) Notwithstanding the provisions of Section 11(a), the Executive shall have the right, for a period of thirty days after termination of this Agreement, to acquire that portion of the Policy which has a death benefit equal to the Executive's then current Annual Earnings by paying to I-R an amount equal to (i) the greater of (A) the sum of the aggregate premiums paid by I-R to the date of such termination in respect of the portion of the Policy to be transferred, or (B) the then current cash surrender value of the portion of the Policy to be transferred, less (ii) the amount of any outstanding loan on the portion of the Policy to be transferred.

               12. Disability. In the event the Executive's employment is terminated due to Disability, this Agreement shall remain in effect, provided that the Executive continues to fulfill his obligations hereunder, including, without limitation, the payment of premiums as provided in Section 8. For purposes of this Agreement, the term "Disability" shall have the same meaning as such term has under I-R's Long Term Disability Plan.

               13. Amendment. This Agreement shall not be modified or amended except by the written agreement of both parties. This Agreement shall be binding upon the heirs, administrators or executors and the successors and assigns of each party to this Agreement.

               14.  Insurance Company Not a Party.

               (a) The Insurance Company shall not be deemed to be a party to this Agreement for any purpose nor in any way responsible for its validity.

                                                       EXHIBIT
                                                       10(iii)(i)
                                                       Page 5 of 9



               (b) The Insurance Company shall be fully discharged from any and all liability under the terms of the Policy upon payment or other performance of its obligations in accordance with the terms of the Policy.

               15. Effect on Other Agreements. The benefits payable under this Agreement shall be independent of, and in addition to, any benefits payable under any other agreement that may exist from time to time between the parties hereto, or any compensation payable by I-R to the Executive, whether as salary, bonus or otherwise.

               This Agreement shall not be deemed to constitute a contract of employment between the parties hereto, nor shall any provision hereto restrict the right of I-R to discharge the Executive, or restrict the right of the Executive to terminate his employment.

               16. Notices. Any notice required or permitted under this Agreement shall be deemed sufficiently given if delivered or mailed postpaid by certified first class mail, return receipt requested, at the address of the party to whom such notice is being given set forth above, or at such other address provided by said party to the other.

               17. Applicable Law. This Agreement shall be subject to and shall be construed under the laws of the State of New Jersey.

               IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.


                                             INGERSOLL-RAND COMPANY


                                             By: ________________________


                                                 ________________________
                                                         Executive

                                                       EXHIBIT
                                                       10(iii)(i)
                                                       Page 6 of 9



                                      EXHIBIT 1


          POLICY:   Northwestern Mutual Life Insurance Company
                         Policy No. ____________________



          A.   Executive's Death Benefits

               (1)  Executive's Policy Death Benefit
                    The Executive's Policy Death Benefit, as of any date, shall equal the lesser of:

                    (a)  the Executive's Annual Earnings, as of such date;

                    (b) the amount determined by multiplying the Executive's Annual Earnings (as of such date) by a fraction:
                         (i)  the numerator of which is $6.00, and
                         (ii) the denominator of which is the lesser of
                          (A) the Insurance Company's premium charge per
                              $l,000 of death benefit for a one-year term policy based on the Executive's age, or (B) the minimum cost per $l,000 of death benefit under the provisions of Internal Revenue Service Revenue Ruling 55-247, 1955-2 CB 228 (i.e. P.S. 58), taking the Executive's age into account; or

                    (c) the Policy Death Benefit less the aggregate amount of premiums paid through such date by I-R (not including premium contributions by the Executive).

                                                       EXHIBIT
                                                       10(iii)(i)
                                                       Page 7 of 9



               (2)  Executive Supplemental Death Benefit
                    There shall be an Executive Supplemental Death Benefit only if the Executive's Policy Death Benefit is less than his Annual Earnings and is therefore determined under Section 1(b) or 1(c) above. In such event, the amount of the Executive's Supplemental Death Benefit shall equal (a) the amount by which the Executive's Annual Earnings as of the date of his death less (b) the Executive's Policy Death Benefit as of such date, such amount to be divided by (c) .95 minus the Maximum Tax Rate (as hereinafter defined). The term "Maximum Tax Rate" means the highest rate (expressed as a decimal) at which ordinary income is subject to individual income tax pursuant to the United States Internal Revenue Code, for the year in which the death of the Executive occurs.

          B.   Executive's Participation in I-R Group Life Insurance
               Program

               The Executive agrees, to participate in the I-R Group Life Insurance Program to the extent that he is entitled to a death benefit under such Program equal to twice his Annual Earnings.

                                                       EXHIBIT
                                                       10(iii)(i)
                                                       Page 8 of 9








          Name/address of executive



          Re:  Group Life Insurance Program


               This will confirm the agreement by Ingersoll-Rand Company (the "Company") to compensate you for certain additional costs to be incurred by you as a result of modifications to the Company's group life insurance program (the "Group Program") which became effective January 1, 1987. Specifically, to the extent your Annual Earnings (as defined below) as of the date of your retirement exceeds your Annual Earnings as of December 31, 1986, the Group Program now requires you to contribute for post-retirement coverage at a rate in excess of the $.50 per month per $1,000 rate previously required. In addition, as a result of changes in federal tax law, you will now be subject to imputed income to the extent of a portion of your post-retirement insurance coverage.

               In order to compensate you on an after-tax basis for the additional costs to be incurred by you after retirement under the Group Program as currently in effect, and for the costs to you of the imputation of income referred to above, the Company hereby agrees to reimburse you as outlined below:

               1. For purposes of calculating the reimbursement for additional premium contributions, the following terms are defined as indicated:

                    (a) "Annual Earnings", as of any date, has the same meaning as such term has under the Company's Group Term Life Insurance Program as in effect on such date.

                    (b) "Excess Cost" means, for any year, (i) the actual amount contributed by you for post-retirement life insurance coverage under the Group Program for

                                                       EXHIBIT
                                                       10(iii)(i)
                                                       Page 9 of 9



                         such year, less (ii) an amount equal to (A) $.50 multiplied by the number of months during such year that you contributed to post-retirement coverage under the Group Program, such product to be further multiplied by (B) a fraction, the numerator of which shall be your Annual Earnings, and the denominator of which shall be $1,000.

                    (c) "Imputed Income" means the amount determined by multiplying (i) the Table I rate under the provisions of Internal Revenue Service Regulation
                         Section 79-3(d)(2) by (ii) a fraction (A) the numerator of which shall be your Annual Earnings as of December 31, 1986 less $50,000, and (B) the denominator of which shall be $1,000, and subtracting from such amount the amount contributed by you for post-retirement life insurance coverage as referred to in paragraph
                         1(b)(i) above.

                    (d) "Maximum Tax Rate" means the highest rate (expressed as a decimal) at which ordinary income is subject to individual income tax by the United States Federal government pursuant to the Internal Revenue Code, for the year in which any reimbursement is to be paid.

               2. The amount of reimbursement to which you shall be entitled with respect to the additional costs referred to above for each year after your retirement, until and including the year of your death, shall equal (a) the Excess Cost for such year, divided by (b) .95 minus the Maximum Tax Rate.

               3. The amount of reimbursement to which you shall be entitled for the imputation of income referred to above shall equal (a) your Imputed Income multiplied by (b) the Maximum Tax Rate, such product to be divided by (c) .95 minus the Maximum Tax Rate.

               Reimbursement payments shall be made on or before January 31 of each year following any year for which a reimbursement shall be required.

                                             Very truly yours,